                                                                   EXHIBIT 10.8

                            STOCK PURCHASE AGREEMENT


THIS AGREEMENT is made and entered into by and between John Hulsey, an individual residing at 3230 Dunlap Drive, Gainesville, GA 30506 (hereinafter sometimes referred to as "Seller"), and EarthCare Company, a Delaware Corporation (hereinafter referred to as "EarthCare" or "Buyer").

                                  WITNESSETH:

WHEREAS, the Seller is the owner of five hundred (500) shares of common stock no par value per share of John Hulsey Plumbing Heating & Cooling, Inc., a Georgia corporation, (said corporation is hereinafter sometimes referred to as the "Company") (said shares of John Hulsey Plumbing Heating & Cooling, Inc. common stock are hereinafter sometimes collectively referred to as the "Hulsey Common Stock"); and

WHEREAS, the Hulsey Common Stock constitutes all of the issued and outstanding shares of the Company; and

WHEREAS, the parties hereto desire that the Buyer acquire the Hulsey Common Stock in exchange for cash and shares of the common stock, $.0001 par value of the Buyer (said shares of common stock are hereafter sometimes referred to as the "EarthCare Common Stock")

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration the mutual receipt and sufficiency of which is hereby acknowledged by the parties hereto, THE PARTIES HERETO AGREE AS FOLLOWS:

1.       PURCHASE AND SALE OF STOCK.

A. Upon the basis of the representations and warranties contained herein and subject to the terms and conditions of this Agreement, at the time of "Closing" (as hereinafter defined) Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of the Hulsey Common Stock.

B. At the time of Closing, as the purchase price for the Hulsey Common Stock, and in exchange therefor, Buyer shall pay to Seller:

                  (1)      $1,406,250 cash;

                  (2)      19,223 shares of EarthCare Common Stock; and

                  (3) Seller shall also pay certain liabilities of Company in the amount of $31,500.

C. Additional consideration consisting of shares of unregistered EarthCare Common Stock in an amount equal to $752,250 divided by the average closing sale price of a share of EarthCare Common Stock on the NASDAQ system as reported in the Wall Street Journal for the five trading days in the week preceding the Closing ("Earnout Consideration") will be delivered to Seller provided that the following conditions are met:

         (i) If the Company and Hulsey Environmental Services Co., Inc. ("Environmental") generate earnings before interest, taxes, depreciation and amortization (EBITDA) in the aggregate amount of $722,978 twelve months subsequent to Closing, 50% of the Earnout Consideration shall be delivered to the Seller.

         (ii) If the Company and Environmental, in the aggregate, generate EBITDA of $927,918 in the second twelve months subsequent to Closing, 50% of the Earnout Consideration shall be delivered to Seller. All of the Earnout Consideration will be delivered to Seller if the Company and Environmental, in the aggregate, generate EBITDA in an amount equal to or in excess of $1,650,896 for the period ending 24 months after Closing.

         (iii) Buyer promises in calculating earnings in the EBITDA formula, that it will not intentionally through bad faith impact earnings so as to prevent Seller from receiving the Earnout Consideration.

                  (a) To facilitate the foregoing, Buyer agrees that for two (2) years after the Closing, the Company acquired hereunder shall be placed in and remain the sole assets of Buyer subsidiary entities for which separate financial statements are prepared and reflected in the annual EBITDA computation referred to herein and none of the assets of the Company shall be transferred to Buyer or its subsidiaries or affiliates, whether in liquidation or otherwise.

         (iv) In addition, the principal executives of the Company, including Seller are to be employed (provided they are surviving) under the terms of mutually agreeable employment agreements, the form of which is attached hereto as ____________, and no material breach of this Agreement between Buyer and Seller shall remain unresolved.

         (v) If the above requirements are not satisfied, Buyer shall have no obligation to pay Seller additional consideration; provided, however, Seller shall receive one-third of the Earnout Consideration two years after the Closing Date, regardless of any failure to meet the EBITDA requirements.

         (vi) Termination of Seller's employment with Buyer for any reason shall not affect Seller's Earnout Consideration.

2. CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Hulsey Common Stock (the "Closing") shall be effective as of November 16, 1999, at the offices of Hartness & Link, P.C., 126 Spring Street, Gainesville, GA 30501 or at such other time and date as shall be mutually agreed upon by the parties hereto in writing. (Such time and date is sometimes hereinafter referred to as the "Closing Date" or "Closing".)

3. PROCEDURE AT THE CLOSING. The parties hereto agree to take the following steps in the order listed:

A. Seller shall deliver to the Buyer the Hulsey Common Stock, and such bills of sale, assignments and other instruments to transfer to the Buyer good and marketable title to the Hulsey Common Stock, free and clear of all liens, claims and encumbrances.

B.       In exchange for the Hulsey Common Stock, Buyer shall deliver to
Seller:

                  (1)      19,223 shares of unregistered EarthCare Common
                           Stock;

                  (2)      $1,406,250 cash or certified check; and

                  (3) Buyer shall also pay the liabilities of Company set forth on Schedule 3.B., attached hereto.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereunder, the Seller hereby makes the following representations, warranties, covenants and agreements:

A. ORGANIZATION AND EXISTENCE. The Company is a corporation duly organized and legally existing in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is qualified to do business in the State of Georgia which is the only state which by the nature of the business of the Company and the character of the properties owned or leased by it requires qualification to do business as a foreign corporation. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation (duly certified by the Secretary of State of Georgia) and By-Laws of the Company (certified by its Secretary).

B. SUBSIDIARIES OR OTHER ENTITIES. Company has no investments or ownership interests in any corporations, partnerships, joint ventures or other business enterprises.

C. CAPITALIZATION. The Company is authorized to issue 50,000 shares of common stock, no par value, of which 500 shares are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of the Company (the "Hulsey Common

Stock") have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of the Company. The Company has no liability for dividends declared but unpaid. Prior to Closing, the Seller shall not, and shall not permit the Company, to issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the Hulsey Common Stock. Provided, however, the parties acknowledge that the HVAC assets of the Company will be "spun-off" into another corporation, and that Seller will exchange shares of Company for shares in the new corporation, resulting in the creation of treasury stock and a reduction in the number of shares to be purchased hereunder.

D. STOCK OWNERSHIP. Seller has, and at the time of Closing will have, good and marketable title to the Hulsey Common Stock, and there are, and at the time of Closing will be, no impediments to the sale and transfer of the Hulsey Common Stock to Buyer. Upon delivery of the Hulsey Common Stock to Buyer, the Hulsey Common Stock (i) shall constitute all of the issued and outstanding shares of capital stock of the Company, and (ii) shall be free and clear of all security interests, liens, charges, pledges, mortgages, encumbrances or rights of third parties whatsoever.

E. FINANCIAL CONDITION. Seller has furnished to Buyer copies of the following financial statements of the Company, all of which are to the best of Seller's knowledge, true and complete in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied (except to the extent otherwise reported):

1.       A Balance sheet ("Balance Sheet") of the Company as of December 31,
1998.

2. Statements of income and retained earnings of the Company for the eight months ended August 31, 1999. (Collectively, the Balance Sheet and statements of income and retained earnings are hereinafter referred to as the "Financial Statements").

The Financial Statements are to the best of Seller's knowledge, complete and correct and in accordance with the books of account and records of the Company and present fairly the financial position of the Company's business and the income, stockholders' equity and cash flow of the Company's business at the dates and for the periods indicated.

3. Subject to Paragraph 10, Seller warrants that current assets of the Company will be sufficient to pay the liabilities of the Company as of the Closing Date. All term liabilities shall be paid on or before Closing Date.

4. Seller warrants that the Company's revenue run rate (first and second quarter revenue x 2)is not less than $2,500,000.

F.       ASSETS.

1. The Company has good and marketable title to, and is in possession of, all of its assets, equipment, vehicles, properties and rights, including all properties, assets, vehicles and equipment listed on Schedule 4-F-1 attached hereto and as shown on the Balance Sheet, free and clear of all liabilities, mortgages, liens, pledges, security interests, restrictions, conditional sales agreements, title retention agreements, charges or encumbrances except as shown on the Balance Sheet. Seller represents that Schedule 4-F-1 sets forth a list of all material items of equipment, vehicles, properties, containers, machinery, shop equipment, welders, grinders, work benches, jacks, stands, parts, office furniture, fixtures, computer hardware/software and equipment owned by the Company as of the date of this Agreement and used in connection with its business operations (hereinafter sometimes referred to as the "Operating Equipment"); such list identifies the Operating Equipment by size, manufacturer, model number and serial number, where available.

2. Except as set forth on Schedule 4-F-2, all of the Operating Equipment is in good operating condition (normal wear and tear excepted), has been well maintained, and is in adequate condition to service the Company's Customer Accounts (as herein defined) and to conduct the operations of the Company as it exists on the Closing Date.

3. There has not been any material change in the Operating Equipment, in the aggregate, since the inspection of such Operating Equipment by Buyer on June 19, 1999, and there shall not be any material change in the Operating Equipment, in the aggregate, subsequent to a final inspection of the Operating Equipment to be performed by Buyer and Seller prior to Closing.

4. Schedule 4-F-4 shall identify all assets and property of the Company which shall be excluded from this Agreement (Excluded Assets).

G. LIABILITIES. Except as set forth in Schedule 4-G attached hereto or in the Financial Statements submitted to Buyer, or in any other Exhibit delivered pursuant hereto, neither the Company nor its assets or properties are subject to any liabilities or obligations (accrued, absolute, contingent or otherwise), except for liabilities incurred in the ordinary course of business affairs and the Company is not in material default in respect of any material term or condition of any material indebtedness or liability. The transactions contemplated by this Agreement do not and will not subject the Company or the Buyer to any claim or liability for any obligation, debt or contract other than as specifically disclosed in this Agreement and the Schedules attached hereto. All required consents of creditors, if any have been, or by closing will be, obtained for performance of this Agreement.

H.       CUSTOMER ACCOUNTS, MUNICIPAL CONTRACTS AND RELATED MATTERS.

1. Customer Accounts are the commercial, industrial, municipal, and residential accounts of the Company pursuant to which the Company provides plumbing services. Said Customer Accounts are listed on Schedule 4-H-1 attached hereto. (Each of the Customer Accounts listed in Schedule 4-H shall identify the name and address of each of the Customer Accounts, and shall reflect as to each the current monthly billing amount, frequency of service and size and type of container.)

2. Schedule 4-H-2 is a true, accurate and complete listing of all written service agreements, franchises, licenses or other contracts, if any, to which the Company is a party and which relate to Customer Accounts. Original copies of all such contracts shall be delivered by the Seller to the Buyer no later than the Closing Date, and such copies shall be true, accurate and complete and shall include all amendments, supplements or other modifications to such contracts. Except as disclosed in Schedule 4-H-2, to the knowledge of the Seller, neither the Company nor any other party to any of the Company's municipal contracts or Customer Accounts is in material default or alleged to be in material default thereunder and there exists no condition or event which, after notice or the lapse of time or both, would constitute such a default. The sale, transfer and assignment of the Hulsey Common Stock will not result in a breach, violation or default of any of the Company's municipal contracts or Customer Accounts, and all of the Company's municipal contracts and Customer Accounts will remain in full force and effect as if there had been no sale, transfer and assignment thereof.

3. Except as otherwise disclosed in Schedule 4-H-3, the Seller knows of no oral or written communication, fact, event or action which exists or has occurred within 90 days prior to the date of execution of this Agreement, which would tend to indicate that any current customers of the Company intends to terminate its business relationship with the Company.

I. MATERIAL CONTRACTS. Attached hereto as Schedule 4-I is a list and brief description, as of the date of this Agreement, of certain leases, contracts, commitments, agreements and other documents to which the Company is a party or by which it is bound and which is related to the operation of its business. Except for contracts and documents listed in Schedule 4-I, to the best of Seller's knowledge, the Company is not a party to or bound by any written or oral (i) contracts not made in the ordinary course of business; (ii) employment contracts, other than those terminable at the will of the Company;
(iii) contracts with any labor union or association; (iv) bonus, pension, profit sharing, retirement, hospitalization, insurance or other plan providing employee benefits; (v) leases with respect to any property, real or personal, whether as lessor or lessee; (vi) continuing contracts for the future purchase of materials, supplies or equipment in excess of the requirements of its business now booked; (vii) contracts or commitment for capital expenditures;
(viii) contracts continuing over a period of more than six (6) months from its date; or (ix) material contracts necessary to conduct the operations and business of the Company. A true copy of each contract, commitment and agreement listed on Schedule 4-I will be furnished to Buyer prior to Closing.

J. EMPLOYEES - LABOR MATTERS. The Company has generally enjoyed a good employer-employee relationship with its employees. Attached hereto as
Schedule 4-J is a complete list of all employees of the Company whose duties are related to the operation of the business of the Company. Seller warrants there exists no pending or threatened actions by any employees alleging sex, age, race, or other discriminatory practices, no current effort to organize these employees into collective bargaining units, and no collective bargaining agreement is now in effect. There are no contracts, written or oral, between the Company and any of its employees, except as specifically disclosed in
Schedule 4-J.

K. INSURANCE. The Company maintains in effect insurance covering its assets and businesses and any liabilities relating thereto in an amount believed adequate by the Seller, and such insurance coverage shall be maintained by the Company through the Closing Date. Between the date hereof and the Closing Date, the Seller shall cause the Company to furnish to the Buyer such information as the Buyer shall reasonably request regarding the Company's insurance. Except as set forth in Schedule 4-K attached hereto, there are no pending material property damage or personal injury claims against the Company or any of its assets.

L. LICENSES AND PERMITS. To the best of Seller's knowledge, the Company possesses all licenses and other required governmental or official approvals, permits or authorizations, if any, the failure to possess which would have a material adverse effect on the businesses, financial condition or results of operations of the Company including, without limitation, all common carrier rights, certificates of public need, waste material transportation permits, trademarks and trade names necessary to carry on its business as now being conducted, without known conflict with valid licenses, permits, trademarks and trade names of others. All such licenses and permits are in full force and effect, and no violations are or have been recorded in respect to any thereof, and no proceeding is pending, or to the knowledge of Seller threatened, to revoke, suspend or otherwise limit such licenses or permits. All licenses and permits will survive the closing of the transactions contemplated by this Agreement. The parties acknowledge that same of said licenses are personal to the individual holding such license.

M. TAX MATTERS. The Company has timely filed all federal, state, sales tax, franchise tax, and other tax returns which are required to be filed by it and has paid or has made provision for the payment of all taxes which have or may become due pursuant to said returns. All taxes, including, without limitation, withholding and social security taxes due with respect to the Company's employee, federal and state income tax liabilities, corporate franchise taxes, sales, use, excise and ad valorem taxes, due, payable or accrued by the Company on or before the Closing Date have or will be paid. Any of the Company's unpaid tax liabilities as of the Closing Date will be recorded as a current liability and included in the Adjustment to Purchase Price calculation subject to paragraph 10. The Company has filed all reports required to be filed by it with all such taxing authorities. Seller shall be responsible for any tax liability attributable to operations of the Company prior to Closing. Buyer and Seller agree to cause the Company to make the election provided by Section 338(h)(10) of the Internal Revenue Code of 1986, as amended and Treas. Reg ss.1.338(h)(10)-1(d)(1), and in connection therewith, the parties agree that the allocation of the purchase price as set forth on
Schedule 4-M shall be used in connection with the preparation of tax returns reflecting the sale and purchased contemplated hereby. Buyer agrees to reimburse Seller for any additional income tax liability incurred by Seller as a result of such election.

N. LITIGATION. Except as disclosed in Schedule 4-N attached hereto, to the best of Seller's knowledge, the Company has not received any notices of material default and is not in material default of (i) any order, writ, injunction or decree of any court, or any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality, or (ii) any agreement or obligation to which the Company is a party or by which the Company is bound or to which the Company or any of the property of the Company's may be subject. Except as disclosed in Schedule 4-N, there are no material outstanding claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Company or which affect the Company or any of its assets or property, at law or in equity before or by any federal, state, municipal court or other governmental department, authority, commission, board, bureau, agency or instrumentality.

O. COMPLIANCE WITH LAWS. Except as otherwise disclosed in Schedule 4-O attached hereto, to the best of Seller's knowledge, the Company is in compliance in all material respects with all federal, state, and local laws, ordinances, regulations, rules, and orders applicable to it or to its assets including, without limitation, all laws and regulations relating to the protection of the environment, the safe conduct of the Company's business, anti-competitive practices, discrimination, employment, wage and hour practices and health. The Company has not received notification of any asserted past or present failure to comply with any of such laws or regulations.

P. ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 4-P attached hereto, to the best of Seller's knowledge, there are no claims, actions, suits, proceedings or investigations relating to any Environmental Law (as hereinafter defined) pending or threatened against or affecting the Company. To the best of Seller's knowledge, except as set forth on Schedule 4-P attached hereto: (i) no release of any hazardous substance, medical waste, toxic waste or controlled substance has occurred or is occurring as a result of the business of the Company; (ii) no hazardous substance, medical waste, toxic waste or controlled substance is currently present at, or has been previously generated, stored, treated or disposed of at any landfill by the Company or through the conduct of the business of the Company except deminimis amounts mixed with household waste; (iii) no underground or partially underground storage tank has been or is currently located at any facility of the Company; (iv) the business, activities and processes heretofore conducted by the Company comply in all material respects with all applicable Environmental Laws; (v) no facility of the Company is listed on any list, registry or other compilation of sites that require, or potentially require, removal, remedial action or any other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance, medical waste, toxic waste, or controlled substance; (vi) neither Seller nor the Company has received any notice that the Company is liable or responsible, or potentially liable or responsible, for any costs of any removal, remedial action or other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance, medical waste, toxic waste, or controlled substance; and (vii) there is no pending litigation or administrative proceeding (and neither Seller nor the Company knows or has reason to know of any potential or threatened litigation or administrative proceeding) in which it is asserted that the Company has violated or is not in compliance with any material Environmental Law. "Environmental Law" means all laws, statutes or acts of the United States of America, the State of Georgia, or any political subdivision thereof, that relate to the condition of the air, ground or surface water, land or other parts of the environment, to the release or potential release of any substance or radiation into the air, ground or surface water, land or other parts of the environment, or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or other handling of substances that might pollute, contaminate or be hazardous or toxic if present in the air, ground or surface water, land, or other parts of the environment. The Company has not received any written notice to the effect that the landfills and other disposal sites to which waste material transported by the Company has been delivered are not properly licensed pursuant to applicable Environmental Laws to receive the material disposed of therein.

Q. NO BROKERS' OR AGENT'S FEES. No agent, broker, finder, representative or other person or entity acting pursuant to authority of the Seller will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

R.       NO MATERIAL OR ADVERSE CHANGE. Except as otherwise disclosed in
Schedule 4-R attached hereto, since December 31, 1998, to the best of Seller's knowledge, there has not been: (i) any material adverse change in the financial condition, assets, liabilities, business or results of operations of the Company; (ii) to the knowledge of the Seller, any threatened or prospective event or condition of any character whatsoever which could materially and adversely affect the business, financial condition or results of operations of the Company; (iii) any sale or other disposition of any of the Company's assets (other than the Excluded Assets) other than in the ordinary course of business; or (iv) any damage, destruction or loss (whether or not insured) materially and adversely affecting the property, business or prospects of the Company.

S. DUE AUTHORIZATION AND ABSENCE OF BREACH. This Agreement and all other agreements of the Seller contemplated hereunder constitute valid and binding obligations of the Seller, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement (or any agreement contemplated hereunder) nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Articles of Incorporation or By-Laws of the Company; (ii) conflict with or violate any decree, writ, injunction or order of any court or administrative or other governmental body which is applicable to, binding upon or enforceable against the Company or Seller; or (iii) except as set forth on Schedule 4-S result in any breach of or default (or give rise to any right of termination, cancellation or acceleration) under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Seller or the Company or its assets.

T. AUTHORITY TO CONTRACT. Seller has the full power, right and authority to enter into and perform this Agreement without the consent of any person, entity or governmental agency, and the consummation of the transactions contemplated by this Agreement will not result in the breach or termination of any provision of or constitute a default under any lease, indenture, mortgage, deed of trust or other agreement or instrument or any order, decree, statute or restriction to which Seller or the Company is a party or by which the Company is bound or to which the outstanding shares of stock of the Company or any of the properties of the Company is subject.

U. ACCURACY OF THE INFORMATION FURNISHED BY THE SELLER. To the best of Seller's knowledge, no representation, statement or information made or furnished by the Seller to the Buyer, including those contained in this Agreement and the various exhibits attached hereto and the other information and statements referred to herein, contains or shall contain any untrue statement of any material fact.

5. REPRESENTATION AND WARRANTIES OF BUYER. In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereunder, the Buyer hereby makes the following representations, warranties, covenants and agreements:

A. ORGANIZATION AND EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement.

B. AUTHORITY TO CONTRACT. The execution, delivery and performance of this Agreement by Buyer has been duly approved by its Board of Directors, and no further corporate action is necessary on the part of Buyer to consummate the transactions contemplated by this Agreement, assuming due execution of this Agreement by the Parties.

C. NO BROKER'S OR AGENT'S FEES. No agent, broker, finder, representative or other person or entity acting pursuant to the authority of the Buyer will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

D. ACCURACY OF INFORMATION FURNISHED BY BUYER. No representation, statement or information made or furnished by Buyer to the Seller in this Agreement, or in connection with the transactions contemplated hereby including, without limitation copies of the Buyer's filings with the Securities and Exchange Commission, contains, or shall contain any untrue statement of any material fact or omits or shall omit any material fact necessary to make the information contained herein true.

E. REGISTRATION. The EarthCare common stock delivered to Seller on the Closing Date has been duly registered with the Securities and Exchange Commission on Form S-1 effective December 9, 1998, and such registration statement is true and correct in all material respects and does not omit to state any material information necessary to make such registration statement not misleading.

6. ADDITIONAL AGREEMENT OF THE SELLER. The Seller further agrees with the Buyer as follows:

A. ACCESS TO OFFICES AND RECORDS. The Seller shall cause the Company to afford representatives of the Buyer, from and after the date of execution of this Agreement, full access, during normal business hours and upon reasonable notice, to all offices, books, properties, contracts, documents and records of the Company and to furnish to the Buyer or its representatives all additional information, including financial or operating information with respect to the business and affairs of the Company that the Buyer or its representatives may reasonably request. Seller acknowledges that Buyer is a publicly-traded corporation and that Buyer will be required under the applicable securities laws to make public disclosure of detailed financial data concerning the Company's operations. Prior to the Closing Date, Buyer has Seller's permission to disclose publicly: (i) the amount of the Company's revenues; and (ii) such other information as shall be included in any press release of Buyer which Seller approves in advance of being released; such approval shall not be unreasonably withheld. Provided, however, that any furnishing of such information to the Buyer and any investigation by the Buyer shall not affect the right of the Buyer to rely solely upon the representations and warranties made by the Seller in or pursuant to this Agreement; and provided further, that the Buyer: (i) will hold in strict confidence all documents and information concerning the Company so furnished; and (ii) will promptly return all such documents and all copies to the Company if this Agreement is not closed for any reason.

B. CONDUCT OF BUSINESS PENDING THE CLOSING. With the exception of activities incident to the Excluded Assets, from and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent or approval of the Buyer:

1. The Seller will cause the Company to conduct its business and operations in the manner in which the same has heretofore been conducted and Seller will use his best efforts to cause the Company to: (i) preserve the Company's current business organization intact; (ii) keep available to the Buyer the services of the Company's current employees and the Company's agents and distributors; and (iii) preserve the Company's current relationships with customers, suppliers and others having business dealing with the Company.

2. The Seller will cause the Company to maintain all of its properties in customary repair, order and condition, reasonable wear and use excepted, and will maintain its existing insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds comparable to that in effect on the date of this Agreement.

3. The Seller will take action to insure that the Company will not: (i) pay any bonus or increase the rate of compensation of any of the Company's employees or enter into any new employment agreement or amend any existing employment agreement; (ii) make any general increase in the compensation or rate of compensation payable or to become payable to the Company's hourly-rated employees; (iii) sell or transfer any of the Company's assets; (iv) obligate itself for capital expenditures other than in the ordinary course of business and not unusual in amount; or (v) incur any material obligations or liabilities, which are not in the ordinary course of business, or enter into any material transaction.

4. The Seller shall not, and shall not permit the Company to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the Hulsey Common Stock.

C. EXECUTION OF FURTHER DOCUMENTS BY SELLER. From and after the Closing, upon the reasonable request of the Buyer, the Seller shall execute, acknowledge and deliver such documents as may be appropriate to carry out the transactions contemplated by this Agreement.

D.       INDEMNIFICATION BY SELLER.

         (1) The Seller will indemnify and hold the Buyer harmless from and against any and all damage, loss, cost, deficiency, assessment, liability or other expense (including reasonable attorney's fees, costs of court and litigation expenses, if any) suffered, incurred or paid by the Buyer as a result of:

                  (a) The untruth, inaccuracy, breach or violation of any representation, warranty, covenant or other obligation of the Seller set forth in or made in connection with this Agreement;

                  (b) The assertion against the Buyer or any of the Companies of any material liability or obligation of any of the Companies or of any claim relating to the operation of the Companies' businesses, prior to the Closing Date, whether absolute or contingent, matured or unmatured, known or unknown (except as qualified with respect to knowledge) as of the Closing Date (including, without limitation, customer claims or disputes); and,

                  (c) The enforcement of the Buyer's right to indemnification under this Agreement.

         2. The Buyer shall give written notice to the Seller of any claim, action, suit or proceeding relating to the indemnity herein provided by Seller not later than ten (10) days after Buyer has received notice thereof. Seller shall have the right, at his option, to compromise or defend, at his own expense and by his own counsel (which counsel shall be reasonably satisfactory to Buyer), any such action, suit or proceeding. Buyer and Seller agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

         3. The Earnout Consideration shall constitute security for Seller's indemnification. If Buyer makes no claim of breach of any of Seller's representations, warranties or covenants, or of any deficiency resulting from uncollectible account receivable, then the Earnout Consideration shall be delivered in full to Seller in accordance with the schedule set forth above.

         4. Except as herein expressly provided, the remedies provided in Paragraph 6.D. hereof shall be cumulative and shall not preclude assertion by the Buyer of any other rights or the seeking of any other remedies available against the Seller at law or in equity.

         5. Indemnification shall not be applicable to any claim covered by insurance. Buyer shall cause Company to continue with all insurance coverage carried by Company prior to sale, including but not limited to, completed operations and failure to continue insurance coverage identical in all material respects to such previous coverage shall void Seller's warranty with regard to any type of claim previously insured.

7.       ADDITIONAL AGREEMENT OF THE BUYER.

         A. EXECUTION OF FURTHER DOCUMENTS BY BUYER. From and after the Closing, upon reasonable request of Seller, Buyer shall execute, acknowledge and deliver to Seller all such further documents as may be appropriate to carry out the transactions contemplated by this Agreement.

         B.       INDEMNIFICATION BY BUYER.

                  (1) The Buyer will indemnify and hold the Seller harmless from and against any and all damages, loss, cost, deficiency assessment, liability or other expense (including reasonable attorney's fees, costs of court and costs of litigation, if any) suffered, incurred or paid by the Seller as a result of:

                           (a)      The untruth, inaccuracy, breach or
                                    violation of any representation, warranty, covenant or other obligation of the Buyer set forth in or made in connection with this Agreement;

                           (b) The assertion against the Seller of any liability or obligation of the Buyer or any of the Companies or of any claim relating to the operation of the Companies' business subsequent to the Closing Date (including, without limitation, customer claims or disputes); or,

                           (c) The enforcement of the Seller's right to indemnification under this Agreement.

                  2. The Seller shall give written notice to the Buyer of any claim, action, suit or proceeding relating to the indemnity herein provided by Buyer not later than ten (10) days after Seller has received notice thereof. Buyer shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to Seller), any such action, suit or proceeding. Seller and Buyer agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

                  (3) Except as herein expressly provided, the remedies provided in Paragraph 7.B. hereof shall be cumulative and shall not preclude assertion by the Seller of any other rights or the seeking of any other remedies available against the Buyer at law or in equity.

8. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         A. VALIDITY OF SELLER'S REPRESENTATIONS. All representations and warranties of the Seller contained in this Agreement or otherwise made in writing pursuant to this Agreement shall have been true and correct at and as of the date hereof and they shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

         B. PRE-CLOSING OBLIGATIONS. The Seller shall have performed and complied with all the obligations and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date, including the execution and delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreement.

         C. OPINION OF COUNSEL FOR SELLER. The Buyer shall have received a favorable opinion from counsel for the Seller dated the date of the Closing, in form satisfactory to counsel for the Buyer, to the effect that:

                  (1) Each of the Companies is a corporation duly organized and legally existing in good standing under the laws of its respective jurisdiction, and it has the corporate power and authority to carry on its business as now being conducted and to own or hold under lease, or otherwise, its assets.

                  (2) This Agreement has been duly executed and delivered by the Seller, and constitutes a valid, enforceable and binding obligation of the Seller pursuant to the terms of this Agreement.

                  (3) Except as otherwise disclosed in this Agreement, counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding pending against the Seller or any of the Companies, or which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein.

                  (4) To the knowledge of such counsel, no consent, authorization, license, franchise, permit, approval or order of any court or governmental agency or body, other than those obtained by Seller and delivered to the Buyer prior to or on the date of the opinion, is required for the sale of the Acquisition Stock by the Seller pursuant to this Agreement.

                  (5) The execution and performance of this Agreement by the Seller will not violate: (i) the Articles of Incorporation or the By-Laws of any of the Companies, or (ii) any order of any court or other agency of government known to said counsel.

         D. RECEIPT BY THE BUYER OF NECESSARY CONSENTS. All necessary consents or approvals of third parties to any of the transactions contemplated hereby shall have been obtained, and satisfactory evidence of such consents or approvals shall have been delivered to the Buyer at Closing.

         E. RESIGNATION OF OFFICERS AND DIRECTORS. Buyer shall have received such resignations of officers and directors of the Companies as shall have been requested by Buyer.

9. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         A. VALIDITY OF BUYER'S REPRESENTATIONS. All representations and warranties of the Buyer contained in this Agreement or otherwise made in writing pursuant to this Agreement shall have been true and correct at and as of the date hereof and they shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

         B. PRE-CLOSING OBLIGATIONS. The Buyer shall have performed and complied with all the obligations and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date, including the execution and delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreement.

         C. CORPORATE AUTHORITY OF BUYER. The execution and performance of this Agreement by the Buyer shall have been duly and legally authorized in accordance with applicable law, and the Buyer shall have furnished to counsel for the Seller certified copies of resolutions adopted by the Board of Directors of the Buyer authorizing and proving the execution and delivery of this Agreement and performance of the transactions contemplated hereunder.

         D. OPINION OF COUNSEL FOR BUYER. The Seller shall have received a favorable opinion from counsel for the Buyer dated the date of the Closing, in form satisfactory to counsel for the Seller, to the effect that:

                  (1) The Buyer is a corporation, duly organized and legally existing in good standing under the laws of the State of Delaware, and it has the corporate power and authority to carry on its business as now being conducted and to carry out the transactions and agreements contemplated hereby.

                  (2) All corporate and other proceedings required to be taken by or on the part of the Buyer in order to authorize it to perform its obligations hereunder have been duly and properly taken, including any necessary approval or authorization by the Board of Directors of the Buyer.

                  (3) This Agreement has been duly executed and delivered by the Buyer and constitutes a valid, enforceable and binding obligation of the Buyer pursuant to the terms of this Agreement.

                  (4) Except as otherwise disclosed in this Agreement, said counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein.

                  (5) The execution and performance of this Agreement by the Buyer will not violate: (i) the Articles of Incorporation or the

                           By-Laws of the Buyer; or (ii) any order of any court or other agency of government known to said counsel.

                  E. Buyer shall have provided to Seller a written Plan of Merger to reflect tax free exchange treatment.

10.      ADJUSTMENT TO PURCHASE PRICE.

         A.       The Purchase Price shall be adjusted as follows:

                  1. If the Company's current assets as of the Closing Date exceed the Company's liabilities as of such date, then such excess shall be paid to Seller as an addition to the Purchase Price.

                  2. If the Company's liabilities as of the Closing Date exceed the Company's current assets as of such date, then Seller shall reimburse to Buyer an amount equal to such deficiency.

         B. The adjustment to be made under this paragraph shall be made 120 days after the Closing Date ("the Adjustment Date"). Current assets and liabilities shall be determined in accordance with generally accepted accounting principles except that accounts receivable, including unbilled services rendered to the date of closing and billed thereafter, will be considered current assets only if collected prior to the Adjustment Date or are otherwise accepted in writing by Buyer.

         C.       The adjustment shall be made hereunder as follows:

                  1. If there is an excess of current assets over liabilities, the excess, to the extent of cash collected, shall be paid to Seller on the Adjustment Date. To the extent such excess is in the form of yet uncollected accounts receivable, Buyer shall cause the Company to continue to collect such outstanding receivables and Buyer shall pay to Seller, monthly, receivables thereafter collected. Payment on account of such receivables shall be made by the 10th day of each month for collections received during the preceding month and shall be accompanied by a statement of accounts collected.

                  2. If the liabilities exceed current assets then Seller shall pay to Buyer the amount of such deficiency. Buyer shall pay to Seller on a monthly basis as described above, an amount equal to the accounts receivable thereafter collected by the Company.

                  3. All payment received after Closing in respect of Customer Accounts shall be applied to the oldest receivables then outstanding. In addition, the Seller shall cause the

                           Company to collect all accounts receivable in its normal course provided that the Seller shall not be required to cause the Company to pursue the collection of accounts receivable for the direct or indirect benefit of Seller unless Seller shall have agreed to bear the costs thereof.

11. SELLER'S NON-COMPETE AND NON-SOLICITATION AGREEMENT. As inducement to Buyer to enter into this Agreement and perform its obligations hereunder, and in consideration of the payments to Seller pursuant to this Agreement (with the exception of activities incident to the Excluded Assets and LHR Farms), the Seller agrees that Seller will not, for a period of three (3) years from the Closing Date, directly or indirectly (whether as owner, partner, shareholder, agent, employee, independent contractor, consultant or otherwise): (i) engage in the plumbing business, or any other business which directly or indirectly competes with business of the Buyer, or with any subsidiary of Buyer, in each case, within the County of Hall, State of Georgia; (ii) solicit any party who is or was a customer or supplier of the Company on the Closing Date or at any time during the 12 month period immediately prior thereto for services of any type or quality being provided by the Company; (iii) solicit for employment any person who was or is an employee of the Company on the Closing Date, or at any time during the 12 month period immediately prior thereto; or (iv) either directly or indirectly, divulge, disclose, or communicate to any person, firm or corporation in any manner whatsoever any confidential information relating to the business of Buyer, or the Company. The term, "confidential information", as used herein means all information of a business or technical nature relative to the business of Buyer, the business of any customers of the Company or any business of any person, firm or corporation which consults with, or is affiliated with, Buyer or the Company. The term "confidential information" shall not include information so generally known as to be part of the public domain. Each of the covenants contained in this Article are separate and independent. The Seller acknowledges and agrees that Buyer's and Company's remedies at law may be inadequate in the event of a breach or threatened breach of the covenants set forth herein, and in such event, Buyer and the Company shall be entitled to have an injunction issued by any court of competent jurisdiction, enjoining and restraining each and every party concerned therewith from the creation or continuation of such breach.

12.      OTHER PROVISIONS.

         A. EMPLOYMENT AGREEMENTS. At Closing, Buyer will enter into written Employment Agreements with key employees of Company in a form satisfactory to Buyer and such employees.

         B.       INCOMPLETE EXHIBITS. The parties hereto acknowledge and agree
                  (a) that many, if not all, of the schedules to be attached to this Agreement will not have been prepared by the time of execution of this Agreement, and (b) that consummation of the transactions contemplated by this Agreement are subject to the completion of such exhibits by Seller (to the extent that an exhibit is to be completed by Seller, such exhibit must be reasonably acceptable to

                  Buyer) or Buyer (to the extent that an exhibit is to be completed by Buyer, it must be reasonably acceptable to Seller) as the case may be, prior to or at the Closing, pursuant to the terms of this Agreement.

         C. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, obligations and agreements of the parties contained in this Agreement, or in any writing delivered pursuant to provisions of this Agreement, shall survive the Closing for a period of two (2) years with the exception of representations and warranties concerning Paragraph 4.M. hereof, Tax Matters and Paragraph 4.P. hereof, Environmental Matters, which will survive for as long as any claims may be asserted under the applicable periods of limitation for violations of any tax or environmental law, rule or regulation.

         D. WAIVER OR EXTENSION OF CONDITIONS. The Seller or the Buyer may extend the time for or waive the performance of any of the obligations of the other party, waive any inaccuracies in the representations or warranties by the other party, or waive compliance by the other party with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by the Seller and the Buyer. Any such extension or waiver shall not act as a waiver or an extension of any other provisions of this Agreement.

         1. NOTICES. Any notice, request or other document shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the following addresses, or such other address as such party may hereafter designate by written notice to all parties, which notice shall be effective as of the date of posting:

                  1.       If to the Buyer:
                           EarthCare Company
                           14901 Quorum Drive
                                        Suite 200
                           Dallas, TX 75240

                           Copy to:

                           Robert C. Gist, Esq.
                           12809 Plum Hollow Drive
                           Oklahoma City, OK 73142-5148

                  2.       If to the Seller:
                           John Hulsey
                           3230 Dunlap Drive
                           Gainesville, GA 30506

                           Copy to:
                           Eddie Hartness, Esq.
                           P.O. Box 26
                           Gainesville, GA 30506

         2. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Georgia.

         3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

         4. HEADINGS. The subject headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         5. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         6. ARBITRATION. Any controversy or claim arising out of, in connection with, or relating to this Agreement or a breach thereof shall be settled by binding arbitration in Gainesville, Georgia. The arbitration panel shall be comprised of three arbitrators. Each party shall appoint one arbitrator for the panel and the two so appointed shall appoint a third. The panel shall resolve the dispute within sixty (60) days of the appointment of the panel and shall notify the parties of its findings in writing. Each party agrees to bear its own costs of arbitrators and to split equally the cost of the third arbitrator.

         7. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the schedules attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties, and supersede any prior agreements and understandings relating to the subject matter hereof. This Agreement may be modified or amended by a written instrument executed by all parties hereto.




         IN WITNESS WHEREOF the parties have executed this Agreement as of the

_____ day of November, 1999


"Seller"



-----------------------------------
John Hulsey



"Buyer"



EarthCare Company



By:
   --------------------------------